UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 29, 2009

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Bank's Annual Report on Form 10-K (File No. 000-51845) as filed with the Securities and Exchange Commission on March 30, 2009 (the "2008 Form 10-K"), the Bank maintains an Executive Incentive Compensation Plan (the "Plan"), pursuant to which certain executive officers have an opportunity to be awarded short-term annual incentive awards. The board of directors of the Bank approved certain performance metrics and goals for calendar year 2009 under the Plan. These performance metrics included a variety of business, financial, risk management and individual performance objectives. The board of directors of the Bank also approved certain modifiers to the performance metrics and goals that permit the board of directors to increase or reduce any awards otherwise applicable under the Plan for calendar year 2009 based on the board of directors' assessment of the Bank's financial, risk management and compliance performance.

On October 29, 2009, after a careful review of the Bank's financial, risk management and compliance performance for 2009, the board of directors exercised its discretion pursuant to the terms of the Plan and determined that any awards that may otherwise be available to any of the Bank's named executive officers in the 2008 Form 10-K pursuant to the metrics and goals under the Plan for calendar year 2009 will be reduced by fifty percent (50%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: November 4, 2009	By: /s/ Jill Spencer

Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary